Exhibit 3.41

AVIONIC INSTRUMENTS INC.

BY-LAWS

As Adopted on October 14, 1986

AVIONIC INSTRUMENTS INC.

(A Delaware Corporation)

BY-LAWS

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ARTICLE VI.

INDEMNIFICATION

SECTION 6.01. Indemnification	12
SECTION 6.02. Insurance	13
SECTION 6.03. Definition	13

ARTICLE VII.

OFFICES

SECTION 7.01. Registered Office	13
SECTION 7.02. Other Offices	13

ARTICLE VIII.

GENERAL PROVISIONS

SECTION 8.01. Dividends	13
SECTION 8.02. Reserves	13
SECTION 8.03. Execution of Instruments	14
SECTION 8.04. Corporate Indebtedness	14
SECTION 8.05. Deposits	14
SECTION 8.06. Checks	14
SECTION 8.07. Sale, Transfer, etc. of Securities	14
SECTION 8.08. Voting as Stockholder	14
SECTION 8.09. Fiscal Year	15
SECTION 8.10. Seal	15
SECTION 8.11. Books and Records; Inspection	15

ARTICLE IX.

AMENDMENT OF BY-LAWS

SECTION 9.01. Amendment	15
SECTION 9.02. By-Laws Affecting Election of Directors	15

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AVIONIC INSTRUMENTS INC.

BY-LAWS

ARTICLE I.

STOCKHOLDERS

SECTION 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year during the month of May on a day to be designated by the Board of Directors, and at a time and place either within or without the State of Delaware, as may be fixed-by the Board of Directors and set forth in the notice of meeting. [Sections 211(a), (b).]*

SECTION 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or by the President (or in the event of their absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board or the President (or, in the event of their absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

SECTION 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than fifty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to

*                                         Citations are to the General Corporation Law of the State of Delaware, as in effect on July 9, 1986, are inserted for reference only, and do not constitute a part of the By-Laws.

be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. No notice of any meeting: of stockholders need be given to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed Addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, unless such person shall have delivered to the Corporation a written notice setting forth his then current address. [Sections 222, 229, 230(b).]

SECTION 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. A quorum once present shall not be destroyed by subsequent withdrawals or revocations of proxies. [Section 216.]

SECTION 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

SECTION 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. [Sections 211(e), 212.]

SECTION 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

SECTION 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Sections 212(b), (c).]

SECTION 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his absence or disability, the President or, in the event of their absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

SECTION 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. [Section 228.]

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

SECTION 2.02. Number and Term of Office. The number of Directors shall initially be four. The number of Directors may be fixed from time to time by the Board of Directors or by the stockholders entitled to vote for the election of directors at an annual meeting, providing that any such action of the Board of Directors shall require the vote of a majority of the entire Board. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

SECTION 2.03. Election of Directors. The Directors shall be appointed initially by the incorporator. Thereafter, except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected by a plurality of the shares represented in person or by proxy at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 107, 108(a), 211(b), (c), 216.]

SECTION 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held immediately as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, telex or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business; or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229, 230.]

SECTION 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President or, in the event of their absence or disability, by any Vice President, and shall be called by the President or Secretary on the written request of two directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on three days notice, if notice is given to each Director personally or by telephone, telex or telegram. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

SECTION 2.06. Quorum; Voting. At all meetings-of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

SECTION 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

SECTION 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

SECTION 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

SECTION 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

SECTION 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

SECTION 2.12. Removal of Directors. Any Director may be removed at any time for cause by vote of the stockholders or the Board of Directors; a Director may be removed without cause only by vote of the stockholders. Any vacancy in the Board of Directors caused by any removal of a Director by vote of the stockholders may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(k).]

SECTION 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors for any reason other than removal without cause, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. Vacancies occurring by reason of removal without cause shall be filled by vote of the stockholders unless otherwise provided in the Certificate of Incorporation. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. [Section 223.]

SECTION 2.14. Compensation. The amount which each Director shall be entitled to receive as compensation for his services, including a fixed sum for attendance at meetings and reimbursement for expenses, shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

SECTION 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such Committee, or in relying in good faith upon other records of the Corporation. [Section 141(e).]

ARTICLE III.

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 3.01. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one, or more Committees, including an Executive Committee, each such Committee to consist of three or more Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

SECTION 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section or by resolutions of the Board of Directors adopted from time to time by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the whole Board. Neither the Executive Committee nor any such other Committee shall have the power or authority:

(a)                                  to amend the Certificate of Incorporation,

(b)                                 to adopt an agreement of merger or consolidation,

(c)                                  to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets,

(d)                                 to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution,

(e)                                  to amend these By-Laws,

(f)                                    declare a dividend, or

(g)                                 authorize the issuance of stock.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. (Section 141(c).]

SECTION 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

SECTION 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. (Section 141(c).]

SECTION 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. (Section 141(i).]

SECTION 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

SECTION 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 3.08. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by majority of the whole Board of Directors.

SECTION 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV.

OFFICERS

SECTION 4.01. Number. Unless otherwise provided for in the Certificate of Incorporation, the officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect a Chairman and one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Sections 142(a), (b).]

SECTION 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at its initial meeting and thereafter annually at the annual meeting of the Board of Directors. In the event of the failure to elect officers at any annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Subject to the provisions of Section 4.11, each officer (whether chosen at any annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the nest succeeding annual meeting of the Board of Directors and until his successor has been elected and qualified, or until his earlier death, resignation or removal. (Section 142(b).]

SECTION 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

SECTION 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

SECTION 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

SECTION 4.06. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, and exercise such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors or the President.

SECTION 4.07. The President. The President shall, subject to the control of the Board of Directors, have the general supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by one of the Board of Directors.

SECTION 4.08. The Vice Presidents. Each Vice President shall exercise such powers and perform such duties as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President. At the request of the President or in the event of his absence or disability, the Vice President designated by the Board of Directors or, if no such designation shall have been made, then the Vice President designated by the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the President or another Vice President shall have signed), certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

SECTION 4.09. The Secretary. The Secretary shall-have the following powers and duties:

(a)                                  He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)                                 He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)                                  Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

(d)                                 He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e)                                  He shall properly maintain and file all hooks, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f)                                    He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of, such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g)                                 He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)                                 He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

SECTION 4.10. The Treasurer. The Treasurer shall have the following powers and duties:

(a)                                  He shall have charge and supervision over and be responsible for the moneys, securities, receipts, and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(b)                                 He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies ox with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

(c)                                  He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)                                 He shall render to the Board of Directors or the President whenever requested a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e)                                  He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

(f)                                    He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the

Corporation the issuance of which shall have been authorized by the Board of Directors.

SECTION 4.11. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Sections 142(a), (b).]

SECTION 4.12. Security. The Board of Directors may require any officer, agent or employee of the Company to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

ARTICLE V.

CAPITAL STOCK

SECTION 5.01. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

SECTION 5.02. Signatures; Facsimile. Any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the same effect as if he were such officer, transfer agent date of issue. [Section 158.]

SECTION 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

SECTION 5.04. Transfer of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional’ rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

SECTION 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. [Sections 213(a), (c).]

SECTION 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and the signatures on transfer agent or been placed upon a agent or registrar Corporation with or registrar at the other distributions, to vote, to receive notice and otherwise to exercise all’ the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to ,recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so. [Section 159.]

SECTION 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI.

INDEMNIFICATION

SECTION 6.01. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons who may serve or who have served at any time as Directors., officers, employees or agents of the Corporation, who by reason of such affiliation are made or threatened to be made a party to any action or proceeding, either civil or criminal, from and against all reasonable judgments, fines, and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. [Section 145.]

SECTION 6.02. Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable provisions of law. [Section 145(g).]

SECTION 6.03. Definition. For purposes of this Article, the term “Corporation” shall include constituent corporations referred to in Subsection(h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

ARTICLE VII.

OFFICES

SECTION 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 229 South State Street, in the City of Dover, County of Kent. [Section 131.]

SECTION 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require. [Section 122(8).]

ARTICLE VIII.

GENERAL PROVISIONS

SECTION 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173.]

SECTION 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

SECTION 8.03. Execution of Instruments. Subject to any limitation contained in the Certificate of Incorporation or these By-Laws, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and in the ordinary course of its business.. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

SECTION 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

SECTION 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

SECTION 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

SECTION 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, the President, or any Vice President together with the secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds, or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

SECTION 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

SECTION 8.09. Fiscal Year. The fiscal year of the Corporation shall begin January 1 and shall terminate in each case on December 31.

SECTION 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

SECTION 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX.

AMENDMENT OF BY-LAWS

SECTION 9.01. Amendment. These By-Laws may be amended, altered or repealed at any regular or special meeting of the stockholders, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. These By-Laws may also be amended, altered or repealed by the Board of Directors. [Sections 109(a), 222, 229.]

SECTION 9.02. By-Laws. Affecting Election of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.